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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT





Name                                       Jurisdiction of Incorporation
-------                                    ------------------------------

Avanex Cayman                              Cayman
Aspen Acquisition Corporation              Delaware



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